THIS THIRD AMENDMENT OF THE THIRD AMENDED AND RESTATED POWER PURCHASE AGREEMENT ("THIRD AMENDMENT AGREEMENT") is dated February 19, 2021 (**"Effective Date").**

BETWEEN:

(1) THE KENYA POWER AND LIGHTING COMPANY PLC, a company incorporated in Kenya with its registered office at Stima Plaza, PO Box 30099-00100, Nairobi, Kenya (**"KPLC"),**

and

(2) ORPOWER 4, INC. a company incorporated in the Cayman Islands, British West Indies, with its registered office in Grand Cayman, British West Indies, with an office at, 6140 Plumas St., Reno, Nevada, U.S.A, and which acts through its branch at Off Moi South Lake Road, Hellsgate National Park, P.O. Box 1566-20777, Naivasha, Kenya ("**OrPower 4**").

WHEREAS:

(A) KPLC and OrPower 4 entered into the original Power Purchase Agreement on 5 November 1998 with respect to the Olkaria III geothermal power project, located in Hell's Gate National Park ("**Project**").

(B) KPLC and OrPower 4 subsequently entered into a series of agreements which amended and replaced the original Power Purchase Agreement of 5 November 1998, namely: the First Supplemental Agreement dated 21 July 2000 modifying the terms of the original Power Purchase Agreement, the Second Supplemental Agreement dated 17 April 2003 modifying the terms of the original Power Purchase Agreement and of the First Supplemental Agreement, the Amended and Restated Power Purchase Agreement dated January 19, 2007, the Second Amended and Restated Power Purchase Agreement dated March 29, 2011, and the Third Amended and Restated Power Purchase Agreement dated November 26, 2014. The parties then entered into the Amendment and Termination Agreement dated October 30, 2015 ("**First Amendment Agreement**"), which amended the Third Amended and Restated Power Purchase Agreement dated November 26, 2014 (as amended by the First Amendment Agreement and by the Second Amendment Agreement, the "**Third A&R PPA**").

(C) KPLC and OrPower 4 have agreed to execute an additional amendment to the Third A&R PPA by way of this Third Amendment Agreement, all in accordance with the terms and conditions hereto.

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WITNESSETH as follows:

1. **DEFINITIONS**

Unless specifically defined otherwise in this Third Amendment Agreement, all capitalized terms shall be assigned the definitions as described under Clause 1.1 of the Third A&R PPA, and the rules of interpretation as described under Clause 1.2 of the Third A&R PPA shall govern.

"Effective Date": the date when this Third Amendment Agreement is executed in full by the Parties, pursuant to the approvals of the Energy and Petroleum Regulatory Authority and of the Project's lenders.

2. **EFFECTIVENESS**

This Third Amendment Agreement shall enter into effect on the Effective Date.

3. **AMENDMENTS TO THE THIRD A&R PPA**

The Parties hereby agree that:

(a) Subsection 2.2.4 of Section 2.2 "Term of Agreement" shall be deleted and replaced as follows:

"the obligations of the Parties with respect to the Fourth Plant for purchase by and sale of electricity to KPLC from the Fourth Plant Units established pursuant to a Notice of Fourth Plant Exercise, shall expire as follows: with respect to the initial Fourth Plant Units of 29 MW, twenty (20) years after the Full Commercial Operation Date of the Fourth Plant Units which was achieved pursuant to the Initial Notice of Fourth Plant Exercise, and, with respect to each of the Fourth Plant Units expanding the Fourth Plant over 29 MW and up to 90 MW, fifteen (15) years after the relevant Full Commercial Operation Date of the Fourth Plant Unit(s) which was achieved pursuant to a Subsequent Notice of Fourth Plant Exercise relevant to such Unit(s)."

(b) The second paragraph of Subsection 9.8C "Notice of Fourth Plant Exercise" shall be deleted and replaced as follows;

"The Initial Notice of Fourth Plant Exercise may be replaced to increase the Contracted Plant Capacity of the Fourth Plant (but not more than a total aggregate, together with the Initial Notice of Fourth Plant Exercise, of up to 90 MW) by issuance of one or more subsequent Notice(s) of Fourth Plant from time to time on or after eight years of the original Full Commercial Operation Date of the Fourth Plant ("Subsequent Notice of Fourth Plant Exercise"). The first Subsequent Notice of Fourth Plant Exercise shall not increase the Contracted Plant Capacity of the Fourth Plant by more than an additional 30 MW. Each and any Subsequent

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Notice of Fourth Plant Exercise after the first such Subsequent Notice may not be issued earlier than one year after the date of the immediately prior Subsequent Notice of Fourth Plant Exercise that resulted in an increase in the Contracted Plant Capacity of the Fourth Plant. Each Initial Notice of Fourth Plant Exercise and Subsequent Notice of Fourth Plant Exercise is a "Notice of Fourth Plant Exercise". "

4. MUTUAL REPRESENTATIONS

4.1 Each Party represents, warrants and undertakes to the other that:

(a) This Third Amendment Agreement does not and will not conflict with or result in any breach or constitute a default under any agreement, instrument or obligation to which that Party is a party or by which it is bound;

(b) All necessary authorisations and consents to enable or entitle such Party to enter into this Third Amendment Agreement and which are material in the context of this Third Amendment Agreement have been obtained and will remain in full force and effect during the term of this Third Amendment Agreement;

(c) That Party shall obtain, effect and maintain all governmental licenses, authorisations, consents, registrations, filings or approvals which are at any time necessary to enable it to comply with and/or perform its obligations under this Third Amendment Agreement;

5. MISCELLANEOUS

5.1 Continuing obligations

The provisions of the Third A&R PPA shall, save as amended by this Third Amendment Agreement, and the provisions of the Direct Agreement entered into by and between KPLC, Overseas Private Investment Corporation, and OrPower 4, shall continue in full force and effect.

5.2 Further assurance

The Parties shall, at their own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or intended to be effected pursuant to this Third Amendment Agreement.

5.3 Variation

This Third Amendment Agreement may not be varied nor any of its provisions waived except by an agreement in writing signed by the Parties.

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5.4 Waivers of Rights

No delay or forbearance by either Party in exercising any right, power, privilege or remedy under this Third Amendment Agreement shall operate to impair or be construed as a waiver of such right, power, privilege or remedy.

5.5 Notices

Any notice or other communication to be given by one Party to the other under or in connection with this Third Amendment Agreement shall be given in writing and may be delivered or sent by prepaid airmail, facsimile or electronic email to the recipient at the address, and marked for the attention of the person, specified in Schedule 8 of the Third A&R PPA or such other address or person from time to time designated by notice to the other in accordance with the notice provisions of the A&R PPA; and any such notice or communication shall be deemed to be received upon delivery, or five (5) days after posting, or on confirmation of transmission when sent by facsimile.

5.6 Effect of Illegality

If for any reason whatever any provision of this Third Amendment Agreement is or becomes or is declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, then in any such case the Parties will negotiate in good faith with a view to agreeing one or more provisions to be substituted therefore which are not invalid, illegal or unenforceable and produce as nearly as is practicable in all the circumstances the appropriate balance of the commercial interests of the Parties.

5.7 Entire Agreement

This Third Amendment Agreement, together with the Third A&R PPA and the Direct Agreement, contains or expressly refers to the entire agreement between the Parties with respect to its subject matter and expressly excludes any warranty, condition or other undertaking implied at law or by custom and supersedes all previous agreements and understandings between the Parties with respect to its subject matter and each of the Parties acknowledges and confirms that it does not enter into this Third Amendment Agreement in reliance on any representation, warranty or other undertaking by the other Party not fully reflected in the terms of this Third Amendment Agreement.

5.8 Counterparts

This Third Amendment Agreement may be executed in two counterparts and by each Party on a separate counterpart, each of which when executed and delivered shall constitute an original, but both counterparts shall together constitute but one and the same instrument.

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5.9 Governing Law

This Third Amendment Agreement shall be governed by and construed in all respects in accordance with the laws of Kenya.

5.10 Dispute Resolution

The provisions of Clause 19 (entitled "Dispute Resolution") of the Third A&R PPA shall apply, mutatis mutandis, to any dispute under or in connection with this Third Amendment Agreement.

AS WITNESS the hands of the duly authorised representatives of the Parties the day and year first above written.

Signed and Sealed)
for and on behalf of)
The Kenya Power &)
Lighting Company Plc)

Director

Secretary

Signed for and on behalf of)
OrPower 4 Inc.: by Kenneth Nyaga

____

Authorised Signatory

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